FOR IMMEDIATE RELEASE
May 6, 2026
NYSE Symbol: CPK

CHESAPEAKE UTILITIES CORPORATION REPORTS
FIRST QUARTER 2026 RESULTS

•Net income and earnings per share ("EPS")* were $59.3 million and $2.47, respectively, representing an EPS growth rate of 11.8 percent compared to the prior year
•Adjusted gross margin** growth of $23.8 million during the first quarter of 2026 driven primarily by regulatory initiatives and infrastructure programs, natural gas organic growth and transmission expansion projects, and increased customer consumption
•Capital investment of $121.9 million during the first quarter of 2026
•Florida City Gas ("FCG") filed a petition in April 2026 seeking a general rate base increase, subject to review and approval by the Florida Public Service Commission ("PSC")
•The Company continues to re-affirm its 2026 and 2024-2028 capital expenditure guidance ranges, as well as its 2028 EPS guidance range

Dover, Delaware — Chesapeake Utilities Corporation (NYSE: CPK) (“Chesapeake Utilities” or the “Company”) today announced financial results for the three months ended March 31, 2026.

Net income for the first quarter of 2026 was $59.3 million ($2.47 per share) compared to $50.9 million ($2.21 per share) in the first quarter of 2025. Adjusted net income for the first quarter of 2026 was $59.3 million ($2.47 per share) compared with $51.1 million ($2.22 per share) in the prior-year period.

First quarter 2026 highlights include:

•Organic customer growth across all service areas drove $2.0 million of incremental adjusted gross margin or $0.06 per share
•Transmission system expansions to support increased distribution demand generated an incremental $6.9 million of adjusted gross margin or $0.21 per share
•Infrastructure programs to enhance reliability provided an incremental $5.5 million of adjusted gross margin or $0.17 per share
•Colder weather within the first quarter produced an incremental $4.5 million of adjusted gross margin or $0.14 per share
•Improved rates from three rate cases completed in 2025 provided an incremental $4.1 million of adjusted gross margin or $0.13 per share

“Our performance in the first quarter reflects a strong start to 2026, as we remain focused on our growth strategy: prudently deploying capital, proactively managing our regulatory agenda and transforming operations across the business," said Jeff Householder, the Company’s Chair of the Board, President and Chief Executive Officer. “Our theme for the year is ‘Transforming for Growth, Powered by People’. Achieving meaningful growth and delivering reliable and affordable service to customers depends on our dedicated teammates working together. I’m especially grateful for the exemplary performance of our team and the resilience of our system during the winter storms earlier this year.”
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“We are also recognizing the significant contributions of Beth Cooper, who announced her retirement in March following 36 years of service at the Company. In the last 18 years as our Chief Financial Officer, Beth's strategic and financial leadership has led to incomparable growth, including a $3 billion increase in our market capitalization, 10x growth in total assets and net income, as well as a 366 percent increase in earnings per share. Most importantly, Beth embodies the best of Chesapeake Utilities, including an authentic passion for delivering results and an impressive ability to build connections and relationships internally and externally,” continued Householder. “While Beth is not easily replaced, I am confident in the abilities of Jeff Sylvester, our current Chief Operating Officer, who will assume the Chief Financial Officer role on July 1, 2026. Under his leadership, we are well-positioned to continue our long-standing track record.”

Earnings and Capital Investment Guidance

The Company continues to re-affirm its 2026 full year capital guidance range of $450 million to $500 million. The Company also continues to re-affirm its five-year (2024-2028) capital guidance range of $1.5 billion to $1.8 billion and 2028 EPS guidance range of $7.75 to $8.00 per share.

*Unless otherwise noted, EPS and Adjusted EPS information are presented on a diluted basis.

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Non-GAAP Financial Measures

**This press release including the tables herein, include references to both Generally Accepted Accounting Principles ("GAAP") and non-GAAP financial measures, including Adjusted Gross Margin, Adjusted Net Income and Adjusted EPS. A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that includes or excludes amounts, or that is subject to adjustments, so as to be different from the most directly comparable measure calculated or presented in accordance with GAAP. The Company's management believes certain non-GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period.

The Company calculates Adjusted Gross Margin by deducting the purchased cost of natural gas, propane and electricity and the cost of labor spent on direct revenue-producing activities from operating revenues. The costs included in Adjusted Gross Margin exclude depreciation and amortization and certain costs presented in operations and maintenance expenses in accordance with regulatory requirements. The Company calculates Adjusted Net Income and Adjusted EPS by deducting costs and expenses associated with significant acquisitions that may affect the comparison of period-over-period results. These non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. The Company believes that these non-GAAP measures are useful and meaningful to investors as a basis for making investment decisions, and provide investors with information that demonstrates the profitability achieved by the Company under allowed rates for regulated energy operations and under the Company's competitive pricing structures for unregulated energy operations. The Company's management uses these non-GAAP financial measures in assessing a business unit and Company performance. Other companies may calculate these non-GAAP financial measures in a different manner.

The following tables reconcile Gross Margin, Net Income, and EPS, all as defined under GAAP, to the Company's non-GAAP measures of Adjusted Gross Margin, Adjusted Net Income and Adjusted EPS for each of the periods presented.

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Adjusted Gross Margin

	For the Three Months Ended March 31, 2026
(in millions)	Regulated Energy	Unregulated Energy	Other Businesses and Eliminations	Total
Operating Revenues	$249.3	$113.7	$(9.9)	$353.1
Cost of Sales:
Natural gas, propane and electric costs	(101.6)	(55.1)	9.8	(146.9)
Depreciation & amortization	(16.1)	(5.4)	—	(21.5)
Operations & maintenance expenses (1)	(16.7)	(10.9)	0.1	(27.5)
Gross Margin (GAAP)	114.9	42.3	—	157.2
Operations & maintenance expenses (1)	16.7	10.9	(0.1)	27.5
Depreciation & amortization	16.1	5.4	—	21.5
Adjusted Gross Margin (Non-GAAP)	$147.7	$58.6	$(0.1)	$206.2

	For the Three Months Ended March 31, 2025
(in millions)	Regulated Energy	Unregulated Energy	Other Businesses and Eliminations	Total
Operating Revenues	$199.6	$106.7	$(7.6)	$298.7
Cost of Sales:
Natural gas, propane and electric costs	(71.5)	(52.2)	7.4	(116.3)
Depreciation & amortization	(17.6)	(4.9)	—	(22.5)
Operations & maintenance expenses (1)	(13.3)	(9.7)	0.3	(22.7)
Gross Margin (GAAP)	97.2	39.9	0.1	137.2
Operations & maintenance expenses (1)	13.3	9.7	(0.3)	22.7
Depreciation & amortization	17.6	4.9	—	22.5
Adjusted Gross Margin (Non-GAAP)	$128.1	$54.5	$(0.2)	$182.4
(1) Operations & maintenance expenses within the condensed consolidated statements of income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under GAAP.
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Adjusted Net Income and Adjusted EPS

	Three Months Ended
	March 31,
(dollars in millions, shares in thousands (except per share data))	2026	2025
Net Income (GAAP)	$59.3	$50.9
FCG transaction and transition-related expenses, net (1)	—	0.2
Adjusted Net Income (Non-GAAP)	$59.3	$51.1

Weighted average common shares outstanding - diluted	24,053	23,041

Earnings Per Share - Diluted (GAAP)	$2.47	$2.21
FCG transaction and transition-related expenses, net (1)	—	0.01
Adjusted Earnings Per Share - Diluted (Non-GAAP)	$2.47	$2.22
(1) Transaction and transition-related expenses represent non-recurring costs incurred attributable to the acquisition and integration of FCG including, but not limited to, transition services, consulting, system integration, rebranding, and legal fees.

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Operating Results for the Quarters Ended March 31, 2026 and 2025
Consolidated Results

	Three Months Ended
	March 31,
(in millions)	2026	2025	Change	Percent Change
Adjusted gross margin**	$206.2	$182.4	$23.8	13.0%
Depreciation, amortization and property taxes	30.9	31.3	0.4	1.3%
Other operating expenses	75.9	64.0	(11.9)	(18.6)%
FCG transaction and transition-related expenses	—	0.3	0.3	NMF
Operating income	$99.4	$86.8	$12.6	14.5%

Operating income for the first quarter of 2026 was $99.4 million, an increase of $12.6 million compared to the same period in 2025. Excluding transaction and transition-related expenses associated with the acquisition and integration of FCG, operating income increased $12.3 million or 14.1 percent compared to the prior-year period. The increase in adjusted gross margin for the first quarter of 2026 was primarily driven by incremental margin from regulatory initiatives and infrastructure programs, pipeline expansion projects and natural gas organic growth, increased customer consumption resulting from year-over-year colder temperatures largely in the Company's Delmarva service areas, and improved performance at Aspire Energy. Higher operating expenses were driven largely by increased payroll, benefits and other employee-related expenses and higher facilities, maintenance costs and outside services compared to the prior-year period. Depreciation and amortization expense for the current period includes decreases related to certain regulatory items including the absence of recovered costs associated with Hurricane Michael and the impact of the FCG depreciation study. These amounts were largely offset by additional depreciation, amortization and property taxes associated with growth.

Regulated Energy Segment

	Three Months Ended
	March 31,
(in millions)	2026	2025	Change	Percent Change
Adjusted gross margin (1) **	$147.7	$128.1	$19.6	15.3%
Depreciation, amortization and property taxes (1)	25.0	25.9	0.9	3.5%
Other operating expenses	51.6	41.4	(10.2)	(24.6)%
FCG transaction and transition-related expenses	—	0.3	0.3	NMF
Operating income	$71.1	$60.5	$10.6	17.5%
(1) The current period includes offsetting reductions in both adjusted gross margin and depreciation and amortization expense related to the absence of recovered costs associated with Hurricane Michael. See Key variances table below for additional information.
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The key components of the increase in adjusted gross margin** are shown below:

(in millions)
Natural gas transmission service expansions, including interim services	$6.9
Contributions from regulated infrastructure programs	5.5
Rate changes associated with recent rate case activities (1)	4.1
Natural gas growth including conversions (excluding service expansions)	2.0
Changes in customer consumption	1.7
Change in off-system natural gas capacity sales	1.1
Absence of recovered costs associated with Hurricane Michael (2)	(2.0)
Other variances	0.3
Quarter-over-quarter increase in adjusted gross margin**	$19.6
(1) Includes adjusted gross margin contributions from permanent base rates. Refer to Major Projects and Initiatives discussion for additional information.
(2) The current period includes offsetting reductions in both adjusted gross margin and depreciation and amortization expense related to the absence of recovered costs associated with Hurricane Michael.

The major components of the increase in other operating expenses are as follows:

(in millions)
Payroll, benefits and other employee-related expenses	$(5.0)
Facilities expenses, maintenance costs and outside services	(2.7)
Credit, collections and customer service costs	(1.4)
Other variances	(1.1)
Quarter-over-quarter increase in other operating expenses	$(10.2)

Unregulated Energy Segment

	Three Months Ended
	March 31,
(in millions)	2026	2025	Change	Percent Change
Adjusted gross margin**	$58.6	$54.5	$4.1	7.5%
Depreciation, amortization and property taxes	5.8	5.5	(0.3)	(5.5)%
Other operating expenses	24.5	22.7	(1.8)	(7.9)%
Operating income	$28.3	$26.3	$2.0	7.6%

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The major components of the increase in adjusted gross margin** are shown below:

(in millions)
Propane Operations
Increased propane customer consumption	$2.4
Aspire Energy
Increased performance from Aspire Energy - rate changes and gathering fees	1.4
Increased customer consumption	0.4
Other variances	(0.1)
Quarter-over-quarter increase in adjusted gross margin**	$4.1
The major components of the increase in other operating expenses are as follows:

(in millions)
Payroll, benefits and other employee-related expenses	$(1.6)
Facilities expenses, maintenance costs and outside services	(0.4)
Other variances	0.2
Quarter-over-quarter increase in other operating expenses	$(1.8)

Forward-Looking Statements
Matters included in this release may include forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements. Please refer to the Safe Harbor for Forward-Looking Statements in the Company’s 2025 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2026 for further information on the risks and uncertainties related to the Company’s forward-looking statements.
Conference Call
Chesapeake Utilities (NYSE: CPK) will host a conference call on Thursday, May 7, 2026, at 8:30 a.m. Eastern Time to discuss the Company’s financial results for the three months ended March 31, 2026. To listen to the Company’s conference call via live webcast, please visit the Events & Presentations section of the Investors page on www.chpk.com. For investors and analysts that wish to participate by phone for the question and answer portion of the call, please use the following dial-in information:

Toll-free: 800.245.3047
International: 203.518.9765
Conference ID: CPKQ126

A replay of the presentation will be made available on the previously noted website following the conclusion of the call.

About Chesapeake Utilities Corporation
Chesapeake Utilities Corporation is a diversified energy delivery company, listed on the New York Stock Exchange. Chesapeake Utilities Corporation offers sustainable energy solutions through its natural gas transmission and distribution, electricity generation and distribution, propane gas distribution, mobile compressed natural gas utility services and solutions, and other businesses.
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For more information, contact:

Beth W. Cooper
Executive Vice President and Chief Financial Officer
302.363.2467

Lucia M. Dempsey
Head of Investor Relations
347.804.9067

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Financial Summary Highlights

Key variances between the three months ended March 31, 2025 and March 31, 2026 included:

(in millions, except per share data)	Pre-tax Income	Net Income	Earnings Per Share
Three Months Ended March 31, 2025 Adjusted Results (1)	$69.7	$51.1	$2.22

Change in Adjusted Gross Margins:
Natural gas transmission service expansions, including interim services (2)	6.9	5.1	0.21
Contributions from regulated infrastructure programs (2)	5.5	4.0	0.17
Changes in customer consumption	4.5	3.3	0.14
Rate changes associated with recent rate case activities (2)	4.1	3.0	0.13
Natural gas growth including conversions (excluding service expansions)	2.0	1.5	0.06
Increased Aspire Energy performance - rate changes and gathering fees	1.4	1.0	0.04
Change in off-system natural gas capacity sales	1.1	0.8	0.03
Absence of recovered costs associated with Hurricane Michael (3)	(2.0)	(1.5)	(0.06)
	23.5	17.2	0.72

Increased Operating Expenses (Excluding Natural Gas, Propane, and Electric Costs):
Payroll, benefits and other employee-related expenses	(6.6)	(4.9)	(0.20)
Facilities expenses, maintenance costs and outside services	(3.1)	(2.2)	(0.09)
Depreciation, amortization and property taxes	(1.5)	(1.1)	(0.05)
Credit, collections and customer service costs	(1.4)	(1.1)	(0.04)
Absence of amortization of costs associated with Hurricane Michael recovery (3)	2.0	1.5	0.06
	(10.6)	(7.8)	(0.32)

Interest charges	(0.6)	(0.4)	(0.02)
Increase in shares outstanding due to 2025 and 2026 equity offerings (4)	—	—	(0.09)
Net other changes	(1.3)	(0.8)	(0.04)
	(1.9)	(1.2)	(0.15)
Three Months Ended March 31, 2026 Adjusted Results (1)	$80.7	$59.3	$2.47
(1) Transaction and transition-related expenses attributable to the acquisition and integration of FCG have been excluded from Company’s non-GAAP measures of adjusted net income and adjusted EPS. See reconciliations above for a detailed comparison to the related GAAP measures.
(2) Refer to Major Projects and Initiatives table for additional information.
(3) The current period includes offsetting reductions in both adjusted gross margin and depreciation and amortization expense related to the absence of recovered costs associated with Hurricane Michael.
(4) Reflects the impact of approximately 0.8 million common shares issued under the Company's dividend reinvestment and direct stock purchase plan and at the market program.

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Recently Completed and Ongoing Major Projects and Initiatives

The Company continuously pursues and develops additional projects and regulatory initiatives to serve existing and new customers, further grow its businesses and earnings, and increase shareholder value. The following table includes all major projects and initiatives that are currently underway or recently completed. The Company's practice is to add incremental margin associated with new projects and regulatory initiatives to this table once negotiations or details are substantially final and/or the associated earnings can be estimated. Major projects and initiatives that have generated consistent year-over-year adjusted gross margin contributions are removed from the table at the beginning of the next calendar year.

The related descriptions of projects and initiatives that accompany the table include only new items and/or items where there have been significant developments, as compared to the Company's prior quarterly filings. A comprehensive discussion of all projects and initiatives reflected in the table below can be found in the Company's first quarter 2026 Quarterly Report on Form 10-Q.

	Adjusted Gross Margin
	Three Months Ended		Year Ended	Estimate for
	March 31,		December 31,	Fiscal
(in millions)	2026	2025	2025	2026	2027
Pipeline Expansions:
St. Cloud / Twin Lakes Expansion	$1.0	$0.1	$2.9	$3.8	$3.8
Wildlight	1.1	0.5	2.6	4.3	4.3
Worcester Resiliency Upgrade	0.4	—	0.3	1.5	17.1
Boynton Beach	0.9	0.5	3.0	3.4	3.4
New Smyrna Beach	0.6	—	1.6	2.6	2.6
Central Florida Reinforcement	1.1	0.3	2.6	4.3	4.3
Renewable Natural Gas Supply Projects	1.3	—	2.5	5.4	6.4
Miami Inner Loop	1.9	—	2.8	7.6	7.6
Duncan Plains	—	—	—	—	1.1
Total Pipeline Expansions	8.3	1.4	18.3	32.9	50.6

Regulatory Initiatives:
Florida GUARD program	2.4	1.5	7.1	10.1	13.0
FCG SAFE Program	2.8	1.7	8.4	12.7	16.4
Capital Cost Surcharge Programs	2.3	1.5	5.7	9.0	10.1
Electric Storm Protection Plan	3.3	1.1	6.4	10.7	11.0
Florida Mandatory Relocates	0.5	—	—	1.5	1.5
Maryland Rate Case (1)	1.3	—	1.5	3.5	3.5
Delaware Rate Case (1)	2.1	0.8	4.7	6.1	6.1
Electric Rate Case (1)	2.2	0.7	7.3	8.6	9.1
FCG Rate Case	—	—	—	TBD	TBD
Total Regulatory Initiatives	16.9	7.3	41.1	62.2	70.7

Total	$25.2	$8.7	$59.4	$95.1	$121.3
(1) Includes adjusted gross margin attributable to interim and permanent rates. See additional information provided below.

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Detailed Discussion of Major Projects and Initiatives

Pipeline Expansions

Worcester Resiliency Upgrade
In August 2023, Eastern Shore filed an application with the Federal Energy Regulatory Commission ("FERC") requesting authorization to construct the Worcester Resiliency Upgrade, which consists of a mixture of storage and transmission facilities in Sussex County, Delaware and Wicomico, Worcester, and Somerset Counties in Maryland. The project will provide long-term incremental supply necessary to support the growing demand of the participating shippers. In January 2025, the FERC approved the project.

In June 2025, Eastern Shore filed a limited amended application with the FERC requesting revised initial transportation rates for the project. The revised rates reflected increased capital costs associated with unanticipated changes in global markets and supply chains, including the availability of skilled laborers with the requisite certifications to work on this project. Eastern Shore requested expedited action by the FERC in relation to this matter and an approved order was issued in July 2025. Construction commenced shortly after approval and is well underway. The weather during the first quarter resulted in several brief slowdowns which had a cumulative impact on the overall timeline. Project construction and commissioning are expected to be complete in the latter part of the year with the FERC approval process to immediately follow. The Company expects to receive full approval for in-service of the facility by the beginning of 2027.

East Coast Reinforcement Projects (Boynton Beach and New Smyrna Beach)
In December 2023, Peninsula Pipeline filed a petition with the Florida Public Service Commission ("PSC") for approval of its Transportation Service Agreements with Florida Public Utilities Company ("FPU") for projects that will provide additional supply to coastal communities on the East Coast of Florida, which are experiencing significant population growth. Peninsula Pipeline proposed several pipeline extensions to support FPU’s distribution system in the areas of Boynton Beach and New Smyrna Beach with an additional 15,000 Dts/day and 3,400 Dts/day, respectively. The Florida PSC approved the projects in March 2024. New Smyrna Beach was placed into service during May 2025, and construction is projected to be complete for Boynton Beach in the second quarter of 2026.

Renewable Natural Gas Supply Projects
In February 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of Transportation Service Agreements with FCG for projects that will support the transportation of additional renewable energy supply to FCG. The projects, located in Florida’s Brevard, Indian River and Miami-Dade counties, will bring renewable natural gas produced from local landfills into FCG’s natural gas distribution system. Peninsula Pipeline will construct several pipeline extensions which will support FCG's distribution system in Brevard County, Indian River County, and Miami-Dade County. Benefits of these projects include increased gas supply to serve expected FCG growth, strengthened system reliability and additional system flexibility. The Florida PSC approved the petition at its July 2024 meeting. In October 2025, the Florida PSC approved amendments to the Transportation Service Agreements that were filed to include Peninsula Pipeline as a party to the related interconnection agreements. The projects are underway and are estimated to be completed in the second half of 2026.

Miami Inner Loop Pipeline Projects
In September 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of the Transportation Service Agreement with FCG for a series of projects that will enhance gas infrastructure in Miami-Dade County. The proposed expansion consists of the development of several pipeline projects to support growth and FCG's distribution system, as well as enhance FCG's access to obtain gas from various points in the Miami-Dade County area. The expansion was approved in February 2025 and
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interim services began in August 2025 with permanent facilities expected to be in service by the second quarter of 2026.

Duncan Plains Pipeline Project
In July 2025, Aspire Energy Express entered into an agreement with American Electric Power to construct and operate an intrastate natural gas pipeline in central Ohio to serve a new fuel-cell facility, which will provide on-site electric power to a data center. This new transmission infrastructure is expected to be in service in the first half of 2027.

Regulatory Initiatives

Maryland Natural Gas Rate Case
In January 2024, the Company's natural gas distribution businesses in Maryland, CUC-Maryland Division, Sandpiper Energy, Inc., and Elkton Gas Company (collectively, the “Maryland natural gas distribution businesses”) filed a joint application for a natural gas rate case with the Maryland PSC. In connection with the application, the Company sought approval of the following: (i) permanent rate relief of approximately $6.9 million with a return on equity ("ROE") of 11.5 percent; (ii) authorization to make certain changes to tariffs to include a unified rate structure and to consolidate the Maryland natural gas distribution businesses; and (iii) authorization to establish a rider for recovery of the costs associated with the Company's new technology systems. In September 2024, the Maryland Public Utility Judge approved a $2.6 million increase in annual base rates, which was followed by the Company submitting a Phase II filing in November 2024 to determine rate design across the Maryland natural gas distribution businesses, consolidation of the applicable tariffs and recovery of technology costs. In March 2025 the Phase II was approved, including an additional $0.9 million in revenue requirement, for a total cumulative increase of $3.5 million. A final order was issued in April 2025 and included approval of the consolidation of the operations and the assets of CUC-Maryland Division, Sandpiper Energy, and Elkton Gas into one entity which was renamed and will operate as Chesapeake Utilities of Maryland, Inc.

Delaware Natural Gas Rate Case
In August 2024, the Company's Delaware natural gas division filed an application for a natural gas rate case with the Delaware PSC seeking approval of the following: (i) permanent rate relief of approximately $12.1 million with a ROE of 11.5 percent; (ii) proposed changes to depreciation rates which were part of a depreciation study also submitted with the filing; and (iii) authorization to make certain changes to tariffs. Annualized interim rates were approved by the Delaware PSC in the amount of $2.5 million and became effective in October 2024. A settlement among all interested parties was reached and approved by the Delaware PSC in June 2025 providing an annual revenue increase of $6.1 million, as well as dividing the rate case into two phases. Rates set to recover the approved components of the increase were effective in March 2025 and approved tariff-related changes including rate design were effective as of October 15, 2025.

FPU Electric Rate Case
In August 2024, the Company's Florida Electric division filed a petition with the Florida PSC seeking a general base rate increase of $12.6 million with a ROE of 11.3 percent based on a 2025 projected test year. Annualized interim rates of approximately $1.8 million were approved with an effective date of November 1, 2024. In March 2025, the Florida PSC approved the permanent rate increase, but the order was subsequently protested. In May 2025, the Company reached a settlement agreement with the interested parties. This settlement which was approved by the Florida PSC in July 2025, provided for a total base rate increase of approximately $8.6 million on an annual basis, with $1.0 million of the increase deferred from the first year's base rate increase and recovered over three years. A step-up rate increase was also approved for up to $0.7 million, upon completion of the purchase and refurbishment of certain substations, which is expected to be completed in December 2026.

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Florida Mandatory Relocates
In October 2025, FPU and FCG filed a joint petition for approval to establish a recovery surcharge for actual, estimated and projected relocation costs pursuant to the Florida Administrative Code which enables companies to recover the costs associated with relocating or reconstructing facilities that have been required by governmental entities. The projected revenue requirement for 2026 is $0.5 million for FPU and $1.0 million for FCG. The Florida PSC approved the petition in February 2026, with the surcharge effective in March 2026.

FCG Rate Case
In April 2026, FCG filed a petition with the Florida PSC. In connection with the application, we are seeking approval of the following: (i) interim rate relief of approximately $16.2 million, subject to refund, pending the outcome of the rate case proceeding; (ii) general base rate increase of $46.9 million with a ROE of 11.25 percent based on a 2027 projected test year; (iii) reclassification of approximately $16.4 million in the existing Safety, Access, and Facility Enhancement (“SAFE”) program revenues from surcharge recovery to base rates; (iv) authorization to retain the unamortized portion of the previously approved acquisition adjustment; and (v) further implementation of the advanced metering infrastructure (“AMI”). The outcome of the application will be subject to review and approval by the Florida PSC.

FCG Depreciation Study
In February 2025, FCG filed a depreciation study with the Florida PSC. The application is requesting approval of revised annual depreciation rates, as well as a reduction related to a reserve imbalance that would be amortized over a two-year period. In February 2026, the Florida PSC approved a $6.8 million reserve imbalance to be amortized over the remaining life of the assets.

Other Major Factors Influencing Adjusted Gross Margin

Weather and Consumption
For the three months ended March 31, 2026, increased customer consumption, which includes the effects of colder weather conditions, largely in the Company's Delmarva service areas, compared to the prior-year period resulted in a $4.5 million increase in adjusted gross margin.
The following table summarizes heating degree-day (HDD) and cooling degree-day (CDD) variances from the 10-year average HDD/CDD ("Normal") for the three months ended March 31, 2026 and 2025.

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	Three Months Ended
	March 31,
	2026	2025	Variance
Delmarva Peninsula
Actual HDD	2,348	2,210	138
10-Year Average HDD ("Normal")	2,085	2,146	(61)
Variance from Normal	263	64
Florida
Actual HDD	594	580	14
10-Year Average HDD ("Normal")	471	483	(12)
Variance from Normal	123	97
FCG
Actual HDD	357	300	57
10-Year Average HDD ("Normal")	229	221	8
Variance from Normal	128	79
Ohio
Actual HDD	3,022	3,087	(65)
10-Year Average HDD ("Normal")	2,751	2,801	(50)
Variance from Normal	271	286
Florida
Actual CDD	226	189	37
10-Year Average CDD ("Normal")	220	217	3
Variance from Normal	6	(28)

Natural Gas Distribution Growth
The average number of residential customers served on the Delmarva Peninsula, by FPU and by FCG increased by approximately 3.3 percent, 2.2 percent, and 2.0 percent, respectively, for the three months ended March 31, 2026.

The details of the adjusted gross margin increase are provided in the following table:

	Three Months Ended
	March 31, 2026
(in millions)	Delmarva Peninsula	Florida
Customer Growth:
Residential	$0.5	$0.8
Commercial and industrial	—	0.7
Total Customer Growth	$0.5	$1.5

--more--

16-16-16-16
Capital Investment Growth and Capital Structure Updates

The Company's capital expenditures were $121.9 million for the three months ended March 31, 2026. The following table shows a range of the forecasted 2026 capital expenditures by type:

	2026
(in millions)	Low	High
Regulated distribution	$110.0	$120.0
Regulated transmission	135.0	145.0
Regulated infrastructure	90.0	100.0
Unregulated business	25.0	35.0
Technology	90.0	100.0
Total 2026 Forecasted Capital Expenditures	$450.0	$500.0

The capital expenditure projection is subject to continuous review and modification. Actual capital requirements may vary from the above estimates due to a number of factors, including changing political and economic conditions, supply chain disruptions, capital delays that are greater than currently anticipated, customer growth in existing areas, regulation, new growth or acquisition opportunities and availability of capital.

The Company's target ratio of equity to total capitalization, including short-term borrowings, is between 50 and 60 percent. The Company's equity to total capitalization ratio, including short-term borrowings, was approximately 50 percent as of March 31, 2026.
--more--

17-17-17-17
Chesapeake Utilities Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31,
	2026	2025
(in millions, except shares (thousands) and per share data)
Operating Revenues
Regulated Energy	$249.3	$199.6
Unregulated Energy	113.7	106.7
Other Businesses and Eliminations	(9.9)	(7.6)
Total Operating Revenues	353.1	298.7
Operating Expenses
Regulated natural gas and electricity costs	101.6	71.5
Unregulated propane and natural gas costs	45.3	44.8
Operations	67.3	58.0
Maintenance	8.0	5.4
Depreciation and amortization	21.5	22.5
Other taxes	10.0	9.4
FCG transaction and transition-related expenses	—	0.3
Total Operating Expenses	253.7	211.9
Operating Income	99.4	86.8
Other income, net	—	0.6
Interest charges	18.7	18.1
Income Before Income Taxes	80.7	69.3
Income taxes	21.4	18.4
Net Income	$59.3	$50.9

Weighted Average Common Shares Outstanding:
Basic	23,937	22,957
Diluted	24,053	23,041

Earnings Per Share of Common Stock:
Basic	$2.48	$2.22
Diluted	$2.47	$2.21

Adjusted Net Income and Adjusted Earnings Per Share
Net Income (GAAP)	$59.3	$50.9
FCG transaction and transition-related expenses, net (1)	—	0.2
Adjusted Net Income (Non-GAAP)**	$59.3	$51.1

Earnings Per Share - Diluted (GAAP)	$2.47	$2.21
FCG transaction and transition-related expenses, net (1)	—	0.01
Adjusted Earnings Per Share - Diluted (Non-GAAP)**	$2.47	$2.22
(1) Transaction and transition-related expenses represent costs incurred attributable to the acquisition and integration of FCG including, but not limited to, transition services, consulting, system integration, rebranding and legal fees.
--more--

18-18-18-18

Chesapeake Utilities Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)

Assets	March 31, 2026	December 31, 2025
(in millions, except shares and per share data)
Property, Plant and Equipment
Regulated Energy	$3,009.0	$2,941.6
Unregulated Energy	507.2	492.4
Other Businesses and Eliminations	39.3	38.3
Total property, plant and equipment	3,555.5	3,472.3
Less: Accumulated depreciation and amortization	(652.1)	(637.6)
Plus: Construction work in progress	320.5	283.7
Net property, plant and equipment	3,223.9	3,118.4
Current Assets
Cash and cash equivalents	4.7	1.8
Trade and other receivables	120.7	106.9
Less: Allowance for credit losses	(6.8)	(5.4)
Trade and other receivables, net	113.9	101.5
Accrued revenue	49.0	50.1
Propane inventory, at average cost	8.2	8.8
Other inventory, at average cost	17.1	17.9
Regulatory assets	24.5	29.7
Storage gas prepayments	0.7	4.5
Income taxes receivable	—	—
Prepaid expenses	17.0	19.7
Derivative assets, at fair value	0.8	—
Other current assets	3.2	3.0
Total current assets	239.1	237.0
Deferred Charges and Other Assets
Goodwill	507.5	507.5
Other intangible assets, net	12.9	13.2
Investments, at fair value	16.4	17.2
Derivative assets, at fair value	0.1	—
Operating lease right-of-use assets	9.4	9.9
Regulatory assets	73.7	74.3
Receivables and other deferred charges	12.9	17.3
Total deferred charges and other assets	632.9	639.4
Total Assets	$4,095.9	$3,994.8

--more--

19-19-19-19
Chesapeake Utilities Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)

Capitalization and Liabilities	March 31, 2026	December 31, 2025
(in millions, except shares and per share data)
Capitalization
Stockholders’ equity
Preferred stock, par value $0.01 per share (authorized 2,000,000 shares), no shares issued and outstanding	$—	$—
Common stock, par value $0.4867 per share (authorized 75,000,000 shares)	11.7	11.6
Additional paid-in capital	972.2	962.8
Retained earnings	669.3	626.8
Accumulated other comprehensive loss	(1.5)	(2.7)
Deferred compensation obligation	17.4	12.6
Treasury stock	(17.4)	(12.6)
Total stockholders’ equity	1,651.7	1,598.5
Long-term debt, net of current maturities	1,325.3	1,327.1
Total capitalization	2,977.0	2,925.6
Current Liabilities
Current portion of long-term debt	134.6	134.6
Short-term borrowing	199.6	158.0
Accounts payable	101.1	115.2
Customer deposits and refunds	41.8	45.1
Accrued interest	17.6	8.7
Dividends payable	16.4	16.4
Accrued compensation	10.5	21.6
Regulatory liabilities	11.6	14.5
Derivative liabilities, at fair value	0.2	0.8
Other accrued liabilities	20.3	15.0
Total current liabilities	553.7	529.9
Deferred Credits and Other Liabilities
Deferred income taxes	333.7	313.3
Regulatory liabilities	188.8	188.1
Environmental liabilities	3.0	2.9
Other pension and benefit costs	13.1	14.0
Derivative liabilities, at fair value	0.5	0.6
Operating lease - liabilities	7.5	7.9
Deferred investment tax credits and other liabilities	18.6	12.5
Total deferred credits and other liabilities	565.2	539.3
Environmental and other commitments and contingencies (1)
Total Capitalization and Liabilities	$4,095.9	$3,994.8
(1) Refer to Note 6 and 7 in the Company's Quarterly Report on Form 10-Q for further information.
--more--

20-20-20-20
Chesapeake Utilities Corporation and Subsidiaries
Distribution Utility Statistical Data (Unaudited)

	For the Three Months Ended March 31, 2026			For the Three Months Ended March 31, 2025
	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution
Operating Revenues (in millions)
Residential	$58.4	$40.9	$12.8	$46.8	$33.4	$12.2
Commercial and Industrial	28.2	60.7	11.6	22.2	51.1	9.5
Other (1)	(4.1)	22.9	3.2	(1.4)	10.4	1.5
Total Operating Revenues	$82.5	$124.5	$27.6	$67.6	$94.9	$23.2

Volumes (in Dts for natural gas and MWHs for electric)
Residential	3,200,165	1,477,523	77,259	3,099,784	1,493,452	81,003
Commercial and Industrial	4,709,222	13,016,899	89,717	3,956,308	12,646,603	84,284
Other	93,677	333,084	—	90,088	1,712,708	—
Total	8,003,064	14,827,506	166,976	7,146,180	15,852,763	165,287

Average Customers
Residential	108,025	214,040	26,040	104,602	209,640	25,966
Commercial and Industrial	8,584	17,411	7,478	8,521	17,283	7,457
Other	27	137	—	27	127	—
Total	116,636	231,588	33,518	113,150	227,050	33,423

(1) Operating Revenues from "Other" sources include unbilled revenue, under (over) recoveries of fuel cost, conservation revenue, other miscellaneous charges, fees for billing services provided to third parties and adjustments for pass-through taxes.